Exhibit 10.14

AMENDING AGREEMENT

THIS AGREEMENT made as of the 10th day of December, 2004.

AMONG:

STELLAR INTERNATIONAL INC.

(hereinafter referred to as the "Corporation")

- and -

LMT FINANCIAL INC.

(hereinafter reffer to as the "Advisor")

RECITALS

WHEREAS:

A.

The parties to this agreement entered into a fiscal advisory and consulting agreement dated January 1, 2003 (the "Agreement").

B.

The parties are desirous of entering into this agreement to amend the consideration provisions of the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.

Section 5(ii) of the Agreement will be deleted and restated as follows:

(ii)

pay to the Advisor, for an additional and third year of the agreement, an annual fee of $72,000 (plus GST thereon), which shall be satisfied in full by the issuance by the Corporation to the Advisor of a cheque for $6,000 (+ GST) monthly to be issued at the end of each month;

2.

Section 5(iv) will be added to the agreement and will state as follows:

(iv) there are no stock options to be issued within this agreement.

2. In all other respects, the Agreement shall remain unamended and in full force and effect.

3.

This agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

4.

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this agreement.

STELLAR INTERNATIONAL INC.

By: /s/ Peter Riehl .

Authorized Signing Officer

LMT FINANCIAL INC.

By: /s/ Arnold Tenney .

Authorized Signing Officer